Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
IPG PHOTONICS CORPORATION
Effective as of October 29, 2021

SECTION I
Certificate of Incorporation and Bylaws
1.1 Conflicts. In the event of any conflict between the provisions of these bylaws and the provisions of the certificate of incorporation of IPG Photonics Corporation (the “Corporation”), the provisions of the certificate of incorporation shall govern.
1.2 References. In these bylaws, references to the “Certificate of Incorporation” and “Bylaws” mean the provisions of the certificate of incorporation of the Corporation and these bylaws, respectively, as from time to time in effect.
SECTION II
Offices
2.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
2.2 Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the board of directors (the “Board”) may from time to time determine or the business of the Corporation may require.
SECTION III
Stockholders
3.1 Location of Meetings. All meetings of stockholders shall be held at such place, if any, within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
3.2 Annual Meeting. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting of stockholders. The Board may for any reason postpone, adjourn, recess, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
3.3 Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, a notice of meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which the stockholders or proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or the Bylaws, the notice of

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Exhibit 3.2
any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.
3.4 Stockholder List. The Corporation shall prepare at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) at the principal place of business of the Corporation during the Corporation’s ordinary business hours. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 3.4 or to vote in person or by proxy at any meeting of stockholders.
3.5 Quorum of Stockholders. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, the Certificate of Incorporation or the Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. In the absence of a quorum, the chair of the meeting or, in absence of the chair of the meeting, the stockholders so present, by a majority in voting power thereof, may adjourn the meeting for any reason from time to time in the manner provided in Section 3.6 of the Bylaws until a quorum shall attend. In the event quorum is present at a meeting of the stockholders, the Board or the chair of the meeting, may adjourn the meeting for any reason from time to time in the manner provided in Section 3.6 of the Bylaws. If a quorum is present at the original duly organized meeting of stockholders, it shall also be deemed present at an adjourned session of such meeting, unless a new record date is set for the adjourned session.
3.6 Adjournment. Regardless of whether a quorum is present, any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, and the means of remote communication, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record

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Exhibit 3.2
date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
3.7 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the presiding person shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
3.8 Action by Vote. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot, unless so directed by the chair of the meeting. Except as otherwise provided by the Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3.8, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the Certificate of Incorporation, the Bylaws, the rules or regulations of any stock exchange or quotation system applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, in

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Exhibit 3.2
which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.
In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the nominating and corporate governance committee of the Board, or such other committee designated by the Board pursuant to the Bylaws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission (the “SEC”)) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.
3.9 Proxy Representation. Any stockholder entitled to vote at a meeting or to express consent to corporate action without a meeting may authorize another person or persons to act for such stockholder by proxy. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period. A proxy shall be irrevocable only if it expressly states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.
3.10 Action Without a Meeting.
(a) Unless otherwise restricted in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and if the requirements set forth in this Section 3.10 have been met. Such consents shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by law, be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to

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Exhibit 3.2
notice of the meeting if the record date for such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
(b) Any stockholder seeking to have the stockholders authorize or take corporate action by consent (a “Stockholder Requested Consent Solicitation”) shall, by written notice to the secretary of the Corporation at the principal executive offices of the Corporation, first request that the Board fix a Consent Record Date (defined below) for such purpose, which request shall be in accordance with subsection (b) of Section 3.13 of the Bylaws.
(c)  No consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the first date on which a consent is delivered to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, consents signed by a sufficient number of stockholders to take action are delivered to the secretary of the Corporation at the principal executive office of the Corporation.
(d) In the event of the delivery to the Corporation of a consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall promptly engage nationally recognized independent inspectors of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by consent without a meeting shall be effective until such inspectors of election have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.
(e) Any stockholder seeking an action proposed to be taken by consent shall further update the information previously provided by such stockholder to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 3.10 shall be true and correct (i) as of the Consent Record Date and (ii) as of the date that is ten (10) days prior to the date the Stockholder Requested Consent Solicitation is commenced. Such update shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive office of the Corporation not later than 5:00 p.m. Eastern Time five (5) business days after the Consent Record Date (in the case of the update required to be made as of the record date) and not later than five (5) business days prior to the date that the consent solicitation is commenced (in the case of the update required to be made as of ten (10) business days prior to the date the consent solicitation is commenced). Any stockholder giving a consent, or the stockholder’s proxy holder, may revoke the consent in any manner permitted by applicable law.
(f) In addition to the requirements of this Section 3.10 and subsection (b) of Section 3.13 of the Bylaws, each Consent Requesting Person (as defined below) shall comply with all requirements of applicable law, including all requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any Stockholder Requested Consent Solicitation. Notwithstanding anything in the Bylaws to the contrary, any action by consent of stockholders without a meeting that does not comply with the requirements of this

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Exhibit 3.2
Section 3.10, including the request to fix the Consent Record Date pursuant to subsection (b) of Section 3.13 of the Bylaws, shall be considered invalid and the secretary of the Corporation shall not accept, and shall consider ineffective, any consents delivered to the Corporation in connection therewith.
(g) Notwithstanding anything to the contrary set forth in this Section 3.10, (A) none of this Section 3.10 nor subsection (b) of Section 3.13 of the Bylaws, shall apply to any solicitation of stockholder action by consent without a meeting by or at the direction of the Board and (B) the Board shall be entitled to solicit stockholder action by consent in accordance with applicable law.
3.11 Conduct of Meetings. The person presiding over the meeting of stockholders shall be the Chair (as defined below) and, if the Chair is unavailable but subject to Section 6.5(b), the person presiding over the meeting shall be the lead independent director or such other person designated by the Board (the “chair of the meeting” or “presiding person”). The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the presiding person. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the presiding person shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include or address, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting (c) maintenance of order and security at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by participants; (g) removing any stockholder or any other individual who refuses to comply with the meeting rules, regulations and procedures as set forth by such presiding person; (h) conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present in person or by proxy, to a later date and time and at a place announced at the meeting; (i) restricting the use of audio/video recording devices, cell phones and other electronic devices; and (j) complying with any state or local laws and regulations concerning safety and security. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the presiding person, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. For the purposes of this Section 3.11 and Section 4.6, the

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Exhibit 3.2
lead independent director shall be the director designated as the lead independent director by the method provided in the Corporate Governance Guidelines of the Corporation, as amended from time to time.
3.12 Notice of Stockholder Business and Nominations.
(a) Annual Meetings of Stockholders.
(i) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the annual meeting of stockholders by or at the direction of the Board, (C) by any stockholder of the Corporation who (1) was a stockholder of record of the Corporation (I) at the time the notice provided for in this Section 3.12 is delivered to the secretary of the Corporation, (II) on the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting of stockholders and (III) through the date of such annual meeting of stockholders, (2) who is entitled to vote at the annual meeting and (3) who complies with the notice procedures set forth in this Section 3.12 or (D) with respect to nominations, by any Eligible Stockholder who complies with the requirements of Section 3.14 of the Bylaws.
(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (C) of subsection (a)(i) of this Section 3.12, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting of stockholders (provided, however, that in the event that the date of the annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:
(A) as to each person whom the stockholder proposes to nominate for election as a director (each, a “Proposed Nominee”):

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Exhibit 3.2
(1) the name, age, business address and residence address of such Proposed Nominee;
(2) the principal occupation and employment of such Proposed Nominee;
(3) a written questionnaire with respect to the background and qualification of such Proposed Nominee completed by the Proposed Nominee in the form required by the Corporation (which form the stockholder shall request in writing from the secretary of the Corporation and which the secretary of the Corporation shall provide to such stockholder within ten (10) days of receiving such request);
(4) such Proposed Nominee’s written representation and agreement in the form required by the Corporation (which form the stockholder shall request in writing from the secretary of the Corporation and which the secretary of the Corporation shall provide to such stockholder within ten (10) days of receiving such request) that: such Proposed Nominee (I) consents to being named in the Corporation’s proxy statement as a nominee; (II) is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (III) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (IV) would, if elected as a director, comply with applicable law of the principal U.S. exchanges upon which the common stock of the Corporation is traded, all of the applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation, as well as the applicable provisions of the Bylaws (including, but not limited to, Section 3.8 of the Bylaws to the extent applicable) and the rules and regulations of the SEC, and applicable fiduciary duties under state law and, if elected as a director of the Corporation, currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (V) intends to serve a full term if elected as a director of the Corporation; and (VI) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(5) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such Proposed Nominee being nominated, on the one hand, and the stockholder and any Stockholder Associated Person (as defined below), on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the

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Exhibit 3.2
stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; and
(6) all information relating to such Proposed Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder;
(B) as to any other business that the stockholder proposes to bring before the meeting:
(1) a brief description of the business desired to be brought before the meeting;
(2) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment);
(3) the reasons for conducting such business at the meeting;
(4) a complete and accurate description of any material interest in such business of such stockholder and any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom; and
(5) all other information related to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents in support of such proposed business by such stockholder or any Stockholder Associated Person pursuant to Regulation 14A under the Exchange Act;
(C) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person:
(1) the name and address of such stockholder, as it appears on the Corporation’s books and records, and the name and address of any Stockholder Associated Person;
(2) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder, Proposed Nominee or Stockholder Associated Person, and the date or dates on which such shares were acquired and the investment intent of such acquisition(s);
(3) the name of each nominee holder for, and number of, any Corporation securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

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Exhibit 3.2
(4) any short interest of such stockholder, Proposed Nominee or Stockholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(5) a complete and accurate description of any agreement, arrangement or understanding (whether written or oral) (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the capital stock of the Corporation or with a value derived in whole or in part from the value of the capital stock of the Corporation, hedging transactions, and borrowed or loaned shares) (a “Derivative Instrument”) that has been entered into as of the date of the stockholder’s notice or any supplement thereto by, or on behalf of, such stockholder, Proposed Nominee or Stockholder Associated Person and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (including those that the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, Proposed Nominee or Stockholder Associated Person, with respect to securities of the Corporation without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act) and any other information about such Derivative Instrument that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, if such Derivative Instruments were treated the same as securities of the Corporation under such requirements;
(6) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person;
(7) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder, Proposed Nominee or Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
(8) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate (as defined below) thereof, other than an interest arising from the ownership of securities of the Corporation where such

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Exhibit 3.2
stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders;
(9) a complete and accurate description of all agreements, arrangements or understandings, written or oral, and formal or informal, (I) between or among the stockholder giving the notice and any of the Stockholder Associated Persons or (II) between or among the stockholder giving the notice or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) in connection with or related to the foregoing or any Proposed Nominee, including without limitation (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such proposing stockholder or Stockholder Associated Person has the right to vote any shares of any security of the Corporation; (y) any understanding, formal or informal, written or oral, that the stockholder giving the notice or any of the Stockholder Associated Persons may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee, or other action to be taken, by the proposing stockholder or any of the Stockholder Associated Persons, and (z) any other agreements that would be required to be disclosed by the stockholder giving the notice or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice, or any Proposed Nominee or any Stockholder Associated Person or other person or entity);
(10) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which any such stockholder, Proposed Nominee or Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any Derivative Instruments; and
(11) a complete and accurate description of any pending or threatened legal proceeding in which such stockholder, Proposed Nominee or Stockholder Associated Person is a party or participant involving the Corporation or any officer, affiliate or associate (as defined below) of the Corporation; and
(D) as to the stockholder giving notice and any Stockholder Associated Person:
(1) a representation from the stockholder giving notice that (I) such stockholder (x) is a holder of record of stock of the Corporation entitled to vote at such meeting, (y) intends to vote such stock at such meeting, and (z) intends to appear in person or by proxy at the meeting to nominate any Proposed Nominees or bring such business before the meeting; and (II) if such stockholder does not appear to present such Proposed Nominee or proposal at such meeting, the Corporation need not present such Proposed Nominee or proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

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Exhibit 3.2
(2) a representation whether the stockholder and/or Stockholder Associated Person, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal(s) or elect the nominee(s) and/or (y) otherwise to solicit proxies from stockholders in support of such proposal(s) or nomination(s);
(3) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and
(4) any other information relating to such stockholder and any Stockholder Associated Person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 3.12 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting of stockholders in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(iii) In addition to the information required in subsections (a)(ii)(A) through (D) of this Section 3.12, the Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each principal securities exchange upon which the shares of the Corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board.
(iv) Notwithstanding anything in the second sentence of subsection (a)(ii) of this Section 3.12 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of stockholders is increased effective after the time period for which nominations would otherwise be due under subsection (a)(ii) of this Section 3.12 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 3.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered

RLF1 25117950v.1

Exhibit 3.2
to the secretary of the Corporation at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the tenth day following the day on which such public announcement is first made by the Corporation.
(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice per and as provided for in this Section 3.12 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 3.12, including the information set forth in subsection (a)(ii) of this Section 3.12, shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation (A) not earlier than the close of business one hundred twenty (120) days prior to such special meeting of stockholders and not later than the close of business ninety (90) days prior to such special meeting of stockholders or (B) not later than the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting of stockholders and of the nominees proposed by the Board to be elected at such meeting in the event such public disclosure is first made not less than ninety (90) days prior to the date of such special meeting of stockholders. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c) General.
(i) A stockholder providing notice of any proposed business or nomination of a director under this Section 3.12 shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (A) as of the record date for the meeting and (B) as of the date that is ten (10) business days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be received by, the secretary of the Corporation at the principal executive office of the Corporation not later than five (5) business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting, if practicable or, if not practicable, on the first practicable date prior to the meeting or any adjournment, recess or postponement thereof (in the case of an update required to be made

RLF1 25117950v.1

Exhibit 3.2
as of ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof).
(ii) If any information submitted pursuant to this Section 3.12 by any stockholder proposing business for consideration or individuals to nominate for election or reelection as a director at a meeting of stockholders shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. Any such stockholder shall notify the Corporation of any inaccuracy or change in any such information within two (2) business days of becoming aware of such inaccuracy or change. Upon written request by the secretary of the Corporation, the Board or any committee thereof, any such stockholder shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 3.12, and (B) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 3.12 as of an earlier date. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 3.12.
(iii) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 3.12 or Section 3.14 of the Bylaws shall be eligible to be elected at an annual meeting of stockholders of the Corporation to serve as directors, only such persons who are nominated in accordance with the procedures set forth in this Section 3.12 shall be eligible to be elected at a special meeting of stockholders of the Corporation, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.12. Except as otherwise provided by law, the chair of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(D)(2) of this Section 3.12) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 3.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.12 and Section 3.14 of the Bylaws, to be considered a qualified representative of the stockholder, a

RLF1 25117950v.1

Exhibit 3.2
person must be a duly authorized officer, manager or partner of such stockholder and must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(iv) As used in these Bylaws, (A) an “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “Stockholder Associated Person” shall mean (1) any person who is a member of a “group” (as such term is used in Rule 13d‑5 of the Exchange Act) with or otherwise acting in concert with such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), (3) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person and beneficially owns, directly or indirectly, shares of stock of the Corporation, (4) any person that directly, or indirectly through one or more intermediaries, controls such stockholder or any Stockholder Associated Person and (5) any participant (as defined in paragraphs (a)(ii) - (vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable; and (C) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(v) Notwithstanding the foregoing provisions of this Section 3.12, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.12; provided, however, that any references in the Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 3.12 (including subsections (a)(i)(C) and (b) hereof), and compliance with subsections (a)(i)(C) and (b) of this Section 3.12 shall be the exclusive means for a stockholder to make nominations or submit other business (other than nominations made pursuant to Section 3.14 of the Bylaws or, as provided in the penultimate sentence of (a)(ii), business other than proposals brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 3.12 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
3.13 Fixing Date for Determination of Stockholders of Record.
(a) Meetings of Stockholders.

RLF1 25117950v.1

Exhibit 3.2
(i) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment or postponement thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at 5:00 p.m. Eastern Time on the day next preceding the day on which notice is given, or, if notice is waived, at 5:00 p.m. Eastern Time on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b) Action Without a Meeting.
(i) In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board may fix a record date (the “Consent Record Date”), which date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board. Any stockholder seeking to commence a Stockholder Requested Consent Solicitation shall, by written notice to the secretary of the Corporation at the principal executive offices of the Corporation, first request that the Board fix a Consent Record Date for such purpose. The Board shall promptly, but in any event within the later of ten (10) days after the date on which such a request is received or five (5) days after delivery of any information requested by the Corporation to determine the validity of any such request or whether the action to which such request relates is an action that may be taken by consent of stockholders without a meeting under subsection (b) of this Section 3.13 and Section 3.10 of the Bylaws and applicable law. If such request is valid, the Board may adopt a resolution fixing the Consent Record Date (unless a Consent Record Date has previously been fixed by the Board pursuant to the first sentence of subsection (b)(i) of this Section 3.13). If (A) the request required by subsection (b)(i) of this Section 3.13 has been determined by the Board to be valid and to relate to an action that may be effected by consent in accordance with Section 3.10 of the Bylaws and applicable law or (B) no such determination shall have been made by the date required by subsection (b)(i) of this Section 3.13, and in either event no Consent Record Date has been fixed by the Board, the Consent Record Date shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with subsection (b) of this Section 3.13 and Section 3.10. If no Consent Record Date has been fixed by the Board and prior action by the Board is required by applicable law, the Consent Record Date shall be at

RLF1 25117950v.1

Exhibit 3.2
5:00 p.m. Eastern Time on the date on which the Board adopts the resolution taking such prior action. For purposes hereof, a “Consent Requesting Person” shall mean (1) the stockholder or stockholders of record making the request to fix a Consent Record Date, (2) the beneficial owner or beneficial owners, if different from the stockholder of record, on whose behalf such request is made and (3) any affiliate of such stockholder of record or beneficial owner(s).
(ii) To be in proper form for purposes of subsection (b) of this Section 3.13, a request by a stockholder for the Board to fix a Consent Record Date shall set forth the action proposed to be taken by consent of stockholders without a meeting and, as to each matter to be submitted for stockholder action by consent in the Stockholder Requested Consent Solicitation and each Consent Requesting Person and Stockholder Associated Person, include any other information required to be set forth in a notice under Section 3.12 of the Bylaws as if such matter were to be considered at an annual meeting of stockholders, except that for purposes of subsection (b)(ii) of this Section 3.13, the term “Consent Requesting Person” shall be substituted for the term “stockholder” in all places it appears in Section 3.12 of the Bylaws, as applicable. Notwithstanding anything to the contrary contained in subsection (b)(ii) of this Section 3.13, upon receipt of a request by a stockholder to set a record date in order to have stockholders authorize or take corporate action by consent, the Board may require the stockholder(s) submitting such request to furnish such other information as may be requested to determine the validity of the request required by subsection (b) of this Section 3.13 and to determine whether such request relates to an action that may be effected by consent of stockholders without a meeting under Section 3.10 of the Bylaws and applicable law and any other information that could be material to the stockholders.
(iii) The secretary of the Corporation shall not accept, and shall consider ineffective, any request to set a Consent Record Date that (A) does not comply with subsection (b) of this Section 3.13, (B) relates to an action proposed to be taken by consent of stockholders without a meeting that is not a proper subject for stockholder action under applicable law, (C) includes an action proposed to be taken by consent of stockholders without a meeting that did not appear on the written request that resulted in the determination of the Consent Record Date or (D) does not comply with applicable law. Notwithstanding anything in the Bylaws to the contrary, if the Board determines that any request to fix a Consent Record Date was not properly made in accordance with Section 3.10 of the Bylaws and subsection (b) of this Section 3.13, or determines that the stockholders of record requesting that the Board fix such Consent Record Date have not otherwise complied with Section 3.10 of the Bylaws and subsection (b) of this Section 3.13, then the Board shall not be required to fix such Consent Record Date.
(c) Dividends and Distributions.
(i) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for

RLF1 25117950v.1

Exhibit 3.2
determining stockholders for any such purpose shall be at 5:00 p.m. Eastern Time on the day on which the Board adopts the resolution relating thereto.
3.14 Proxy Access.
(a) Whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 3.14, the Corporation shall include in its proxy statement, on its form proxy and on any ballot distributed at such annual meeting, in addition to any persons nominated for election by the Board or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this Section 3.14 (such stockholder or stockholder group, including each member thereof to the extent the context requires, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 3.14 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 3.14. For purposes of this Section 3.14, in calculating the number of stockholders in a group seeking to qualify as an Eligible Stockholder, two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be counted as one stockholder. In the event that the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in the Bylaws, including the Minimum Holding Period (defined below), shall apply to each member of such group; provided, however, that the Required Ownership Percentage (defined below) shall apply to the ownership of the group in the aggregate. For purposes of this Section 3.14, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act, and if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of each Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.14, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law or regulation, and the Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.
(b) To be timely, the Notice of Proxy Access Nomination must be addressed to the secretary of the Corporation and received by the secretary of the Corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation issued its proxy statement for the previous year’s annual meeting of stockholders; provided, however, that in the event the annual meeting of

RLF1 25117950v.1

Exhibit 3.2
stockholders is more than thirty (30) days before or after the anniversary date of the prior year’s annual meeting of stockholders, or if no annual meeting of stockholders was held in the preceding year, to be timely, the Notice of Proxy Access Nomination must be received at the principal executive offices of the Corporation no earlier than one hundred fifty (150) days before such annual meeting and no later than the later of one hundred twenty (120) day before such annual meeting or the tenth (10th) day following the day on which public announcement (as defined in subsection (c)(ii) of Section 3.12 of the Bylaws) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting of stockholders, commence a new time period (or extend any time period) for the giving of the Notice of Proxy Access Nomination as described above.
(c) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) and (ii) 20% of the total number of directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 3.14 (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. The following individuals shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 3.14 has been reached: (i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.14 whom the Board decides to nominate as a nominee of the Board, (ii) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.14 but whose nomination is subsequently withdrawn, (iii) any individual who was previously elected to the Board as a Stockholder Nominee at any of the preceding two (2) annual meetings of stockholders and who is nominated for election at such annual meeting by the Board as a nominee of the Board and (iv) any director in office or director candidate who, in each case, will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or understanding between the Corporation and a stockholder or group of stockholders (other than such agreement, arrangement or understanding entered into in connection with an acquisition of stock, by such stockholder or group of stockholders, from the Corporation). Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 3.14 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.14 exceeds the maximum number of nominees provided for in this Section 3.14. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.14 exceeds the maximum number of nominees provided for in this Section 3.14, the highest ranking Stockholder Nominee who meets the requirements of this Section 3.14 from each Eligible

RLF1 25117950v.1

Exhibit 3.2
Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s outstanding common stock each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 3.14 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements of this Section 3.14 (y) thereafter is nominated by the Board or (z) thereafter is not included in the Corporation’s proxy materials or is not submitted for election as a director, in either case, as a result of the Eligible Stockholder becoming ineligible or withdrawing its nomination, the Stockholder Nominee becoming unwilling or unable to serve on the Board or the Eligible Stockholder or the Stockholder Nominee failing to comply with the provisions of this Section 3.14, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof.
(d) For purposes of this Section 3.14, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both:
(i) the full voting and investment rights pertaining to the shares; and
(ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares;
provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:
(x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale;
(y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or
(z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of:
(1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; and/or

RLF1 25117950v.1

Exhibit 3.2
(2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliates.
A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and recalls such loaned shares within five (5) business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the applicable annual meeting of stockholders and holds such shares through such annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board or any committee thereof, in each case, in its sole discretion. For purposes of this Section 3.14, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for the purposes of this Section 3.14.
(e) In order to make a nomination pursuant to this Section 3.14, an Eligible Stockholder must have owned (as defined above) the Required Ownership Percentage of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period as of both the date the Notice of Proxy Access Nomination is received by the secretary of the Corporation in accordance with this Section 3.14 and the record date for determining the stockholders entitled to vote at the annual meeting of stockholders and must continue to own the Required Shares through the meeting date. For purposes of this Section 3.14, the “Required Ownership Percentage” shall be 3% or more based on the number of shares of common stock outstanding of the Corporation as publicly reported in the Corporation’s most recently filed Form 10-K or Form 10-Q. For purposes of this Section 3.14, the “Minimum Holding Period” is three (3) years. Within the time period specified in this Section 3.14 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the secretary of the Corporation:
(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is received by, the secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after (A) the record date for the annual meeting of stockholders (if, prior to the record date, the Corporation (1) has made a public announcement of such record date or (2) delivered a

RLF1 25117950v.1

Exhibit 3.2
written notice of the record date (including by electronic mail) to the Eligible Stockholder) or (B) the date on which the Corporation delivered to the Eligible Stockholder written notice (including by electronic mail) of the record date (if such notice is provided after the record date), written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
(ii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;
(iii) the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 3.12 of the Bylaws;
(iv) the consent of each Stockholder Nominee to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected;
(v) a representation that the Eligible Stockholder:
(A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent,
(B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting of stockholders,
(C) has not nominated and will not nominate for election any individual as a director at the annual meeting of stockholders, other than its Stockholder Nominee(s),
(D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders, other than its Stockholder Nominee(s) or a nominee of the Board,
(E) agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the meeting or applicable to the filing and use, if any, of soliciting material,
(F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading,
(G) as to any two (2) or more funds whose shares are aggregated to count as one stockholder for the purpose of constituting an Eligible Stockholder, within five (5) business days after the date of the Notice of Proxy Access Nomination, will provide to the

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Exhibit 3.2
Corporation documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the requirements of the second sentence of subsection (a) of this Section 3.14,
(H) intends to present its Stockholder Nominee at the annual meeting of stockholders (either in person or through a qualified representative), and
(I) will not distribute any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation;
(vi) an undertaking that the Eligible Stockholder agrees to:
(A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation;
(B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.14; and
(C) file with the SEC any solicitation materials with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; and
(vii) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.
(f) Within the time period specified in this Section 3.14 for delivering the Notice of Proxy Access Nomination, a Stockholder Nominee must deliver to the secretary of the Corporation (which shall be deemed to be part of the Stockholder Notice for purposes of this Section 3.14):
(i) the information required with respect to persons whom a stockholder proposes to nominate for election or reelection as a director by Section 3.12 of the Bylaws;
(ii) a written representation and agreement that such person:
(A) will act as a representative of all of the stockholders of the Corporation while serving as a director and comply with all of the duties of directors under applicable law;

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Exhibit 3.2
(B) is not and will not become a party to (I) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (II) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law;
(C) is not or will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation;
(D) will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, as well as the applicable provisions of the Bylaws (including, but not limited to, Section 3.8 of the Bylaws to the extent applicable) and the rules and regulations of the SEC and any stock exchange applicable to the Corporation; and
will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).
(E) At the request of the Corporation, the Stockholder Nominee(s) must submit all completed and signed questionnaires required of directors and officers of the Corporation. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this Section 3.14 or if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors.
(g) In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 3.14.
(h) The Corporation shall not be required to include, pursuant to this Section 3.14, a Stockholder Nominee in its proxy materials for any meeting of stockholders, any such

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Exhibit 3.2
nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation:
(i) if the secretary of the Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder has nominated any person for election to the Board pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 3.12 of the Bylaws;
(ii) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board in its sole discretion;
(iii) whose election as a member of the Board would cause the Corporation to be in violation of the Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation;
(iv) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914;
(v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;
(vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board or any committee thereof, in each case, in its sole discretion; or
(viii) the Eligible Stockholder or applicable Stockholder Nominee breaches or fails to comply with its obligations pursuant to the Bylaws, including, but not limited to, this Section 3.14 and any agreement, representation or undertaking required by this Section 3.14.
(i) Notwithstanding anything to the contrary set forth herein, the Board or the chair of the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

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Exhibit 3.2
(i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 3.14, as determined by the Board or the chair of the meeting, in each case, in its or his sole discretion; or
(ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 3.14.
(j) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders will be ineligible to be a Stockholder Nominee pursuant to this Section 3.14 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, this Section 3.14(j) shall not prevent any stockholder from nominating any person to the Board pursuant to and in accordance with Section 3.12 of the Bylaws.
(k) The Board (or any other person or body authorized by the Board) shall have the exclusive power and authority to interpret the provisions of this Section 3.14 of the Bylaws and make, in good faith, all determinations deemed necessary or advisable in connection with this Section 3.14 to any person, facts or circumstances.
(l) No stockholder shall be permitted to join more than one group of stockholders to become an Eligible Stockholder for purposes of nominations pursuant to this Section 3.14 per each annual meeting of stockholders.
(m) This Section 3.14 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.
(n) For the avoidance of doubt, this Section 3.14 shall not apply to special meetings of stockholders.
SECTION IV
Directors
4.1 Number and Tenure. The number of directors shall be as provided in the Certificate of Incorporation of the Corporation. The directors need not be stockholders. Except as provided in Section 4.3 of the Bylaws, directors shall be elected at the annual meeting of the stockholders in accordance with the Certificate of Incorporation and each director shall hold office until his or her successor is elected and qualified or until such director’s earlier death, resignation or removal.
4.2 Powers. The business of the Corporation shall be managed by or under the direction of the Board, which shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not prohibited by law, the Certificate of Incorporation or directed or required to be exercised or done by the stockholders.

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Exhibit 3.2
4.3 Vacancies. Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board for any reason shall be filled exclusively by a majority of the remaining members of the Board even if such majority is less than a quorum. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, even if such majority is less than a quorum, shall have the exclusive power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. Any director appointed to fill a vacancy on the Board in accordance with this Section 4.3 shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the Certificate of Incorporation or of the Bylaws as to the number of directors required for a quorum or for any vote or other actions.
4.4 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by the Bylaws for the conduct of business by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board upon request.
4.5 Regular Meeting. Regular meetings of the Board may be held at such place within or without the State of Delaware and at such times as the Board may from time to time determine. A regular meeting of the directors may be held immediately after and at the same place as the annual meeting of the stockholders.
4.6 Special Meetings. Special meetings of the Board may be held at any time and at any place within or without the State of Delaware when called by the chair of the Board (the “Chair”), the chief executive officer, the lead independent director or by one-third or more in number of the directors. Notice thereof shall be given to each director by the secretary of the Corporation, the Chair, the chief executive officer or by any one of the directors calling the meeting at least twenty-four (24) hours before the special meeting of the Board.
4.7 Quorum. Except as may be otherwise provided by law, the Certificate of Incorporation or the Bylaws, at any meeting of the directors, a majority of the directors then in

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Exhibit 3.2
office shall constitute a quorum; a quorum shall not in any case be less than one-third (1/3) of the total number of directors constituting the whole Board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.
4.8 Action by Vote. Except as may be otherwise provided by law, the Certificate of Incorporation or the Bylaws, when a quorum is present at any meeting, the vote of a majority of the directors present shall be the act of the Board.
4.9 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission or transmissions, and such writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board or of such committee. Such consent shall be treated for all purposes as the act of the Board or of such committee, as the case may be.
4.10 Participation in Meetings by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or the Bylaws, members of the Board or of any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.
4.11 Compensation. Unless otherwise restricted by the Certificate of Incorporation or the Bylaws, the Board or a committee of the Board shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the Board and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The Board may also allow compensation for members of special or standing committees for service on such committees.
4.12 Resignation or Removal of Directors. Unless otherwise provided by law or the Certificate of Incorporation, any director or the entire Board may be removed, with or without cause, by the affirmative vote of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at an election of directors. Any director may resign at any time by delivering a resignation in writing or by electronic transmission to the Chair, the president or the secretary of the Corporation or to a meeting of the Board. Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no director removed shall have any right to receive compensation as such director for any period following the director’s resignation or removal, or

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Exhibit 3.2
to the fullest extent permitted by law, any right to damages on account of such removal, whether the director’s compensation be by the month or by the year or otherwise; unless in the case of a resignation, the Board, shall in its discretion provide for compensation.
SECTION V
Notices
5.1 Form of Notice. Whenever, under the provisions of law, or of the Certificate of Incorporation or of the Bylaws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at the director’s or stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Except as otherwise provided by law notice may also be given by telegram, cable, facsimile, commercial delivery service, telex or other means of electronic transmission, addressed to such director or stockholder at the address thereof as such address appears on the records of the Corporation, the transmission charge, if any, to be paid by the Corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.
5.2 Waiver of Notice. Whenever notice is required to be given under the provisions of law, the Certificate of Incorporation or the Bylaws, a waiver thereof, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the Board need be specified in any waiver of notice.
SECTION VI
Officers and Agents
6.1 Enumeration; Qualification. The officers of the Corporation shall consist of a chief executive officer, a treasurer, a secretary and such other officers, if any, as the Board from time to time may in its discretion elect or appoint, including without limitation an Executive Chair, and one or more vice presidents (who may be designated as Executive Vice Presidents, Senior Vice Presidents or by other designations). Any officer may be, but none need be, a director or stockholder, except that an Executive Chair shall be a member of the Board. Any two (2) or more offices may be held by the same person. Any officer may be required by the Board to secure the faithful performance of the officer’s duties to the Corporation by giving bond in such amount and with sureties or otherwise as the Board may determine.
6.2 Powers. Subject to law, the Certificate of Incorporation and the Bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are

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Exhibit 3.2
commonly incident to the officer’s office and such additional duties and powers as the Board may from time to time designate.
6.3 Election. The Board at its first meeting after each annual meeting of stockholders shall choose a Chair, a chief executive officer, a secretary and a treasurer. Other officers may be appointed by the Board at such meeting, at any other meeting or by written consent. At any time or from time to time, the Board may delegate to any officer their power to elect or appoint any other officer or any agents.
6.4 Tenure. Each officer shall hold office until the first meeting of the Board following the next annual meeting of the stockholders and until a successor is elected and qualified unless a shorter period shall have been specified in terms of the officer’s election or appointment, or in each case until the officer sooner dies, resigns, or is removed. Each agent of the Corporation shall retain authority at the pleasure of the Board, or the officer by whom the agent was appointed or by the officer who then holds agent appointive power.
6.5 Chair, Chief Executive Officer and Vice Presidents.
(a) The Chair shall be a member of the Board. The Board may determine whether the Chair of the Board is an executive Chair or non-executive Chair. Unless otherwise determined by the Board, an executive Chair shall be deemed to be an officer of the Corporation. The Board at any time may determine whether any Chair of the Board shall be or cease to be an executive Chair. The Chair of the Board shall preside at all meetings of the stockholders and of the Board. The Chair shall perform such duties and exercise such powers as from time to time shall be prescribed by these Bylaws or by the Board. The Executive Chair, if one shall have been appointed, shall perform such additional duties and exercise such additional powers as from time to time shall be prescribed by resolution of the Board, including, but not limited to, sharing with the CEO responsibility for strategic planning, collaborating with the CEO on major initiatives, assisting the CEO and other senior officers and generally serving as a resource for the CEO.
(b) The chief executive officer, subject to the control of the Board, shall act in a general executive capacity and shall have general supervision, direction, and control of the business of Corporation and will perform such other duties and exercise such other powers as generally pertain to such office or the Board by resolution assigns to the chief executive officer. If a president shall not be appointed, then the chief executive officer appointed by the Board shall perform the duties of a president. The chief executive officer shall possess the same power as a president to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board. The chief executive officer shall, in the absence of or because of the inability to act of the Chair, perform all duties of the Chair and (if also a director) preside at all meetings of stockholders and of the Board.
(c) The Chair, chief executive officer or treasurer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

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Exhibit 3.2
(d) Any vice presidents shall have such duties and powers as shall be designated from time to time by the Board, the Chair, or the chief executive officer.
6.6 Treasurer and Assistant Treasurers.
(a) Except as determined by the Board, the treasurer shall be the chief financial officer of the Corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be assigned to the treasurer from time to time by the Board, the Chair or the chief executive officer.
(b) Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the Board, the Chair, chief executive officer or the treasurer.
6.7 Secretary and Assistant Secretaries.
(a) The secretary shall record all proceedings of the stockholders, the Board and committees of the Board in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there is none or each assistant secretary is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The secretary shall have such other duties and powers as may from time to time be designated by the Board, the Chair or chief executive officer.
(b) Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the Board, the Chair, chief executive officer or the secretary.
6.8 Resignation and Removal. Any officer may resign at any time by delivering a resignation in writing or by electronic transmission to the Chair, the chief executive officer, the secretary or a meeting of the Board. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state. The Board may at any time remove any officer either with or without cause. The Board may at any time terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no officer removed shall have any right to any compensation as such officer for any period following the officer’s resignation or removal, or to the fullest extent permitted by law any right to damages on account of such removal, whether the officer’s compensation be by the month or by the year or otherwise; unless the Board shall in its discretion provide for compensation.
6.9 Vacancies. If the office of the Chair, the chief executive officer or the treasurer or the secretary becomes vacant, the Board may elect a successor by vote of a majority of the directors. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor. Each such successor shall hold office for the

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Exhibit 3.2
unexpired term of the predecessor, and in the case of the Chair, the chief executive officer, the treasurer and the secretary until a successor is chosen and qualified, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified.
SECTION VII
Capital Stock
7.1 Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Each stockholder of stock represented by certificates shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by the stockholder, in such form as shall, in conformity to law, the Certificate of Incorporation and the Bylaws, be prescribed from time to time by the Board. Such certificate shall be signed by two (2) authorized officers of the Corporation, including but not limited to the Chair, the chief executive officer, or a vice president, the treasurer, an assistant treasurer, the secretary or an assistant secretary. Any of the signatures on the certificate may be facsimiles. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the signatory were such officer, transfer agent, or registrar at the time of its issue.
7.2 Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION VIII
Transfer of Shares of Stock
8.1 Transfer on Books.
(a) Subject to any restrictions with respect to the transfer of shares of stock, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, the Certificate of Incorporation or the Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of

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Exhibit 3.2
dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.
(b) It shall be the duty of each stockholder to notify the Corporation of the stockholder’s post office address.
SECTION IX
General Provisions
9.1 Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board at any regular or special meeting of the Board or by unanimous written consent, pursuant to law. Dividends may be paid in cash, property or shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation.
9.2 Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
9.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.
9.4 Fiscal Year. The fiscal year of the Corporation shall begin on the first of January in each year and shall end on the last day of December in that year, unless otherwise determined by the Board.
9.5 Seal. The Board may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the Board.
9.6 Form of Records. Any records maintained by or on behalf of this Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method or one or more electronic networks or databases, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.
9.7 Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary

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Exhibit 3.2
duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the Bylaws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Chancery Court of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.7.
SECTION X
Indemnification
10.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.3 of the Bylaws, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.
10.2. Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section X or otherwise.
10.3. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Section X is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

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Exhibit 3.2
10.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Section X shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
10.5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
10.6. Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of the Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.
10.7. Other Indemnification and Prepayment of Expenses. This Section X shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
SECTION XI
Amendments
Except as set forth in the Certificate of Incorporation, the Bylaws may be altered, amended or repealed or new bylaws may be adopted by the Board when such power is conferred upon the Board by the Certificate of Incorporation or by the holders of at least sixty-six and two-third percent (66 ⅔%) in voting power of the shares of the Corporation’s outstanding capital stock. If the power to adopt, amend or repeal bylaws is conferred upon the Board by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

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